Exhibit 99.2

Veeco Metrology Sale to Bruker Corporation August 16, 2010

Transaction Overview Veeco sells Metrology Business to Bruker Atomic Force Microscope (AFM) business in Santa Barbara and Camarillo, CA Optical Industrial Metrology (OIM) business in Tucson, AZ Associated global sales & support organization Definitive Agreement Signed August 15th $229 million in cash(1) Business will be integrated into Bruker Nano Focus on continued development of innovative scientific instruments Transaction approved by Board of Directors of both companies Expected to close in Q4 2010 pending regulatory review and customary closing conditions (1) Cash proceeds assumed to be approximately $160M net of all applicable taxes and transaction fees.

Rationale for the Transaction Allows full management focus on higher-growth, higher-profit Process Equipment markets where we have compelling technologies and leadership position Currently expect LED & Solar to represent about 90% of Veeco’s forecasted 2010 revenues of approximately $1B Continue investments in Data Storage business: synergistic technology, strong product portfolio, leading market share, multi-year growth opportunity Simplifies business: Process Equipment and Metrology are different businesses with limited synergies Becomes easier for financial community to understand and value Veeco Provides flexibility to pursue acquisitions (including those in clean tech) and expand customer support for our growing Asia business

Revised Q3 2010 Guidance Note: Revised guidance reflects the fact that as of 8/15/10 Veeco will account for Metrology as a Discontinued Operation. *Utilizing 35% tax rate and 44 million shares outstanding $1.23 - 1.43 $1.13 - 1.33 Non-GAAP EPS* $1.55 - 1.82 $1.45 - 1.72 GAAP EPS 29 - 31% 30 - 32% EBITA % $52 - 53M (17 - 18%) $42 - 43M (15 - 16%) Operating Spending 46 - 47% 45 - 46% Gross Margin $290 – 315M $255 - 280M Revenue Original Guidance (Including Metrology) 7/26/10 Revised for Continuing Operations (Excluding Metrology) - 8/15/10

About Bruker Leading provider of high-performance scientific instruments and solutions for molecular and materials research, as well as for industrial and applied analysis Headquartered in Billerica, Massachusetts Employees: >4,500 / Locations: >30 Nasdaq: BRKR Key 2009 financial metrics: Sales: $1,114.5 million Gross Profit: $518.6 million Operating Income: $136.7million Strategic interest in instrumentation markets

Revised Q3 Guidance Reconciliation for Continuing Ops (Excluding Metrology) NOTE - The above reconciliation is intended to present Veeco's operating results from continuing operations, excluding certain items and providing income taxes at a 35% statutory rate. This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on earnings before interest, income taxes and amortization excluding certain items ("EBITA"), which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes EBITA reports baseline performance and thus provides useful information. (1) Adjustment to exclude non-cash interest expense on convertible subordinated notes. 44,000 44,000 Diluted weighted average shares outstanding $ 1.33 $ 1.13 Earnings per diluted share excluding certain items $ 58,410 $ 49,587 Earnings excluding certain items 31,452 26,700 Income tax provision at 35% 89,862 76,287 Earnings excluding certain items before income taxes (1) (769) (1) (769) Adjustment to add back non-cash portion of interest expense 1,678 1,678 Interest expense, net 90,771 77,196 excluding certain items ("EBITA") Earnings before interest, income taxes and amortization 2,601 2,601 Equity-based compensation 1,237 1,237 Amortization Adjustments: $ 86,933 $ 73,358 Operating income from continuing operations HIGH LOW months ending September 30, 2010 Guidance for the three (Unaudited) (In thousands, except per share data) Reconciliation of operating income from continuing operations to earnings excluding certain items Veeco Instruments Inc. and Subsidiaries

Original Q3 2010 Guidance Reconciliation (Including Metrology Business) Veeco Instruments Inc. and Subsidiaries Reconciliation of operating income to earnings excluding certain items (In thousands, except per share data) (Unaudited) Guidance for the three months ending September 30, 2010 LOW HIGH Operating income 79,427$ 93,002$ Adjustments: Amortization 1,635 1,635 Equity-based compensation 2,963 2,963 Earnings before interest, income taxes and amortization excluding certain items ("EBITA") 84,025 97,600 Interest expense, net 1,678 1,678 Adjustment to add back non-cash portion of interest expense (769) (1) (769) (1) Earnings excluding certain items before income taxes 83,116 96,691 Income tax provision at 35% 29,091 33,842 Earnings excluding certain items 54,025 $ 62,849$ Earnings per diluted share excluding certain items 1.23$ 1.43$ Diluted weighted average shares outstanding 44,000 44,000 (1) Adjustment to exclude non-cash interest expense on convertible subordinated notes. NOTE - The above reconciliation is intended to present Veeco's operating results, excluding certain items and providing income taxes at a 35% statutory rate. This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on earnings before interest, income taxes and amortization excluding certain items ("EBITA"), which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes EBITA reports baseline performance and thus provides useful information. ©2010 Veeco Instruments Inc 7

Safe Harbor To the extent that this presentation discusses expectations about the proposed sale or otherwise makes statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include the risk that the proposed sale may not be completed, as well as the risks discussed in the Business Description and Management's Discussion and Analysis sections of Veeco's Annual Report on Form 10-K for the year ended December 31, 2009 and in our subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and press releases. Veeco does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements.